SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

______________________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 9, 2001

TRANSCANADA CAPITAL

(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14420 (Commission File Number)	13-7095718 (IRS Employer Identification No.)

c/o The Bank of New York, as Administrative Trustee 101 Barclay Street New York, New York (Address of Principal Executive Offices)	10286 (Zip Code)

                         (212) 815-3200
Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 1.	Changes in Control of Registrant. Not applicable.

Item 2.	Acquisition or Disposition of Assets. Not applicable.

Item 3.	Bankruptcy or Receivership. Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant. Not applicable.

Item 5.	Other Events.

                   1.      Receipt of $3,500,196.88 of interest on TransCanada Pipeline Limited 8.75% Junior Subordinated Debentures due July 24, 2045 on October 1, 2001.

                   2.      Payment of $3,500,196.88 to holders of TransCanada Capital Cumulative Trust Originated Preferred Securities and Common Stock on October 1, 2001.

Item 6.	Resignation of Registrant's Directors. Not applicable.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits. (a) Not applicable. (b) Not applicable. (c) Exhibits.

                   1.      Administrative Trustee’s Report in respect of (i) receipt of $3,500,196.88 of interest on TransCanada Pipeline Limited 8.75% Junior Subordinated Debentures due July 24, 2045 on October 1, 2001 and (ii) payment of $3,500,196.88 to holders of TransCanada Capital Cumulative Trust Originated Preferred Securities and Common Stock on October 1, 2001.

Item 8.	Change in Fiscal Year. Not applicable.

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SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSCANADA CAPITAL (Registrant) By: THE BANK OF NEW YORK as Administrative Trustee By: /s/ Vanessa Mack Vanessa Mack Assistant Vice President

Dated: November 9, 2001

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EXHIBIT INDEX

EXHIBIT INDEX

Exhibit No. 99

	Administrative Trustee's Report in respect of (i) receipt of $3,500,196.88 of interest on TransCanada Pipeline Limited 8.75% Junior Subordinated Debentures due July 24, October 1, 2001 and (ii) payment of $3,500,196.88 to holders of TransCanada Capital Cumulative Trust Originated Preferred Securities and Common Stock on October 1, 2001.	Page 5

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EXHIBIT 99

TRANSCANADA CAPITAL

CASH TRANSACTIONS - ADMINISTRATIVE TRUSTEE'S REPORT

10/01/01 10/01/01	Receipt of Interest on TransCanada Pipeline Limited 8.75% Junior Subordinated Debentures due July 24, 2045

Funds disbursed to Holders of TransCanada Capital Cumulative Trust Originated Preferred Securities and Common Stock	$3,500,196.88 $3,500,196.88

Dated: November 9, 2001

By: THE BANK OF NEW YORK as Administrative Trustee By: /s/ Vanessa Mack Vanessa Mack Assistant Vice President

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